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                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 33-47461 of Microtek Medical, Inc. and subsidiary on Form S-8 of our report dated April 5, 1996 on the financial statements of the Venodyne Division of Advanced Instruments, Inc., as of February 24, 1996 and the eleven month period then ended, appearing in the Amended Annual Report on Form 10-K/A of Microtek Medical, Inc. for the year ended November 30, 1995.



/s/ WOLF & COMPANY, P.C.
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WOLF & COMPANY, P.C.


Boston, Massachusetts
May 21, 1996